Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12365) of Seneca Foods Corporation of our report dated June 28, 2023, relating to the financial statements of Seneca Foods Corporation Employees’ Savings Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ Walters & Associates, CPAs
Sarasota, Florida

June 27, 2024